                                                                                         Form of Agreement
                                                                              For Discussion Purposes Only

                                   FUND AND INVESTOR ACCOUNTING SERVICES AGREEMENT
                                   -----------------------------------------------

         THIS AGREEMENT is made as of  __________,  20001 by and between  OPPENHEIMER  TREMONT MARKET NEUTRAL FUND,
LLC, a Delaware limited liability company (the "Fund"), and PFPC INC., a Massachusetts corporation ("PFPC").
                                                W I T N E S S E T H :
         WHEREAS,  the Fund wishes to retain PFPC to provide fund and  investor  accounting  services  provided for herein, and PFPC wishes to furnish such services.
         NOW,  THEREFORE,  in  consideration  of the  premises  and the  mutual  covenants  herein  contained,  and intending to be legally bound hereby, the parties hereto agree as follows:
1.       Definitions.  As Used in this Agreement:
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         (a)      "Authorized  Person"  means any officer of the Fund and any other person duly  authorized  by the
                  --------------------
                  Board of Managers of the Fund (the "Board") to give Oral  Instructions  and Written  Instructions on behalf of the Fund.  An  Authorized  Person's  scope of  authority  may be  limited by setting forth such limitation in a written document signed by both parties hereto.
(b)      "Change  of  Control"  means a  change  in  ownership  or  control  (not  including  transactions  between
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                  wholly-owned  direct  or  indirect  subsidiaries  of a  common  parent)  of  25% or  more  of the beneficial  ownership  of the  shares of common  stock or shares  of  beneficial  interest  of an entity or its parent(s).
         (c)      "Board of  Managers"  and  "Members"  shall  have the same  meanings  as set forth in the  Fund's
                  ------------------------------------
                  Limited Liability Company Agreement.
         (d)      "Organizational  Documents"  means,  in the  case of the  Fund,  the  Certificate  of  Formation,
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                  Limited  Liability  Company  Agreement,  Prospectus  and Statement of Additional  Information  or
                  other documents constituting the Fund.
         (e)      "Oral  Instructions" mean oral instructions  received by PFPC from an Authorized Person or from a
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                  person reasonably  believed by PFPC to be an Authorized Person.  PFPC may, in its sole discretion in each separate  instance,  consider and rely upon  instructions  it receives from an Authorized
                  Person via electronic mail as Oral Instructions.
          (f)     "Written  Instructions"  mean  (i)  written  instructions  signed  by an  Authorized  Person  and
                  -----------------------
                  received by PFPC or (ii) trade  instructions  transmitted  (and  received by PFPC) by means of an electronic  transaction  reporting  system  access to which  requires  use of a password or other authorized  identifier.  The  instructions  may be  delivered  by hand,  mail,  tested  telegram, cable, telex or facsimile sending device.
2.       Appointment.  The  Fund  hereby  appoints  PFPC to  provide  fund and  investor  accounting  services,  in
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accordance  with the terms set forth in this  Agreement.  PFPC accepts such  appointment and agrees to furnish such services.
3.       Delivery of Documents.  The Fund has provided or, where applicable, will provide PFPC with the following:
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(a)      a  copy  of  the  Limited   Liability  Company  Agreement  and  Prospectus  and  Statement  of  Additional
                  Information;

(b)      copies  (certified or  authenticated,  where  applicable)  of any and all amendments or supplements to the foregoing;

         (c)      a copy of the Fund's investment advisory agreement or agreements;

         (d)      a copy of any additional administration agreement;

         (e)      copies of all of the Fund's Organizational Documents;

         (f)      copies  (certified or  authenticated,  where applicable) of any and all amendments or supplements to the foregoing; and

         (g)      copies of any tax, legal or regulatory notices affecting the Fund.

4.       Compliance with Rules and Regulations.
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         PFPC  undertakes  to comply  with the  applicable  requirements  of any laws,  rules  and  regulations  of governmental  authorities  having  jurisdiction  with  respect  to the  duties  to be  performed  by  PFPC hereunder  as are  specified  in writing  by the Fund to PFPC and agreed to in writing by PFPC.  Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund.
5.       Instructions.
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         (a)      Unless  otherwise  provided  in this  Agreement,  PFPC shall act only upon Oral  Instructions  or
                  Written Instructions.
         (b)      PFPC shall be  entitled  to rely upon any Oral  Instruction  or Written  Instruction  it receives from an  Authorized  Person (or from a person  reasonably  believed  by PFPC to be an  Authorized
                  Person)  pursuant  to this  Agreement.  PFPC may  assume  that any Oral  Instruction  or  Written
                  Instruction   received  hereunder  is  not  in  any  way  inconsistent  with  the  provisions  of
                  Organizational  Documents  or this  Agreement or of any vote,  resolution  or  proceeding  of the
                  Board, unless and until PFPC receives Written Instructions to the contrary.
         (c)      The Fund agrees to forward to PFPC Written  Instructions  confirming  Oral  Instructions  (except where such Oral  Instructions  are given by PFPC or its  affiliates)  so that PFPC  receives  the
                  Written  Instructions  as  promptly as  practicable  and in any event by the close of business on the day after  such Oral  Instructions  are  received.  The fact  that  such  confirming  Written
                  Instructions  are not  received  by PFPC or  differ  from the Oral  Instructions  shall in no way invalidate  the  transactions  or  enforceability  of the  transactions  authorized  by the  Oral
                  Instructions or PFPC's ability to rely upon such Oral Instructions.
6.       Right to Receive Advice.
         -----------------------
         (a)      Advice of the Fund.  If PFPC is in doubt as to any  action  it  should or should  not take,  PFPC
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                  may request directions or advice,  including Oral Instructions or Written Instructions,  from the
                  Fund.
         (b)      Advice  of  Counsel.  If PFPC  shall be in  doubt as to any  question  of law  pertaining  to any
                  -------------------
                  action it should or should not take,  PFPC may request  advice from  counsel of its own  choosing
                  (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).
         (c)      Conflicting   Advice.  In  the  event  of  a  conflict  between  directions  or  advice  or  Oral
                  --------------------
                  Instructions  or Written  Instructions  PFPC  receives from the Fund and the advice PFPC receives from counsel, PFPC may rely upon and follow the advice of counsel.
         (d)      Protection of PFPC.  PFPC shall be protected and  indemnified  by the Fund in any action it takes
                  ------------------
                  or does  not  take in  reliance  upon  directions  or  advice  or Oral  Instructions  or  Written
                  Instructions  PFPC  receives  from or on  behalf  of the  Fund or from  counsel  and  which  PFPC believes,  in good faith, to be consistent with those directions or advice and Oral  Instructions or  Written  Instructions.  Nothing  in this  section  shall  be  construed  so as to  impose  an obligation  upon PFPC (i) to seek such  directions  or advice  or Oral  Instructions  or  Written
                  Instructions,  or (ii) to act in accordance with such  directions or advice or Oral  Instructions or Written Instructions.
7.       Records; Visits.
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         (a)      The books and records  pertaining  to the Fund which are in the  possession  or under the control of PFPC shall be the  property of the Fund.  The Fund and  Authorized  Persons  shall have access to  such  books  and  records  at all  times  during  PFPC's  normal  business  hours.  Upon  the reasonable  request of the Fund,  copies of any such books and records  shall be provided by PFPC to the Fund or to an  Authorized  Person,  at the Fund's  expense.  Any such books or records may be  maintained  in the form of  electronic  media  and  stored  on any  magnetic  disk or tape or similar recording method.
         (b)      PFPC shall keep the following records:
                  (i)      all books and records with respect to the Fund's books of account; and

                  (ii)     records of the Fund's securities transactions.

                  PFPC may house these records in a third party storage facility.

8.       Confidentiality.  Each  party  shall keep  confidential  any  information  relating  to the other  party's
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         business  ("Confidential   Information").   Confidential   Information  shall  include  (a)  any  data  or
         information that is competitively  sensitive material,  and not generally known to the public,  including, but not  limited  to,  information  about  product  plans,  marketing  strategies,  finances,  operations, customer relationships,  customer profiles, customer lists, sales estimates,  business plans, and internal performance  results  relating to the past,  present or future  business  activities  of the Fund or PFPC, their  respective  subsidiaries and affiliated  companies and the customers,  clients and suppliers of any
         of  them;  (b)  any  scientific  or  technical  information,   design,  process,  procedure,  formula,  or
         improvement  that is commercially  valuable and secret in the sense that its  confidentiality  affords the
         Fund or PFPC a competitive  advantage over its competitors;  (c) all confidential or proprietary concepts, documentation,  reports, data,  specifications,  computer software, source code, object code, flow charts, databases,  inventions,  know-how, and trade secrets, whether or not patentable or copyrightable;  and (d)
         anything designated as confidential.  Notwithstanding  the foregoing,  information shall not be subject to such  confidentiality  obligations  if it: (a) is already known to the  receiving  party at the time it is obtained;  (b) is or becomes  publicly known or available  through no wrongful act of the receiving party;
         (c) is  rightfully  received from a third party who, to the best of the receiving  party's  knowledge,  is not under a duty of  confidentiality;  (d) is released  by the  protected  party to a third party  without restriction;  (e) is required to be disclosed by the receiving  party pursuant to a requirement of a court order,  subpoena,  governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement,  to the extent such notice is permitted);  (f) is relevant to the defense of any claim or cause of action  asserted  against the receiving  party; or (g) has been or is independently developed or obtained by the receiving party.
9.       Liaison with Accountants.  PFPC shall act as liaison with the Fund's  independent  public  accountants and
         ------------------------
         shall provide account analyses,  fiscal year summaries,  and other audit-related schedules with respect to the Fund.  PFPC shall take all  reasonable  action in the  performance  of its duties under this Agreement to assure that the necessary  information  is made  available to such  accountants  for the  expression of their opinion, as required by the Fund.
10.      PFPC  System.  PFPC shall  retain title to and  ownership  of any and all data bases,  computer  programs,
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         screen  formats,   report  formats,   interactive   design  techniques,   derivative  works,   inventions,
         discoveries,  patentable  or  copyrightable  matters,  concepts,  expertise,  patents,  copyrights,  trade secrets,  and other related  legal rights  utilized by PFPC in  connection  with the services  provided by
         PFPC to the Fund.
11.      Disaster  Recovery.  PFPC shall enter into and shall  maintain in effect with  appropriate  parties one or
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         more agreements  making  reasonable  provisions for emergency use of electronic data processing  equipment to the extent appropriate  equipment is available.  In the event of equipment failures,  PFPC shall, at no additional  expense to the Fund,  take  reasonable  steps to minimize  service  interruptions.  PFPC shall have no liability with respect to the loss of data or service  interruptions  caused by equipment failure, provided  such loss or  interruption  is not caused by PFPC's own willful  misfeasance,  bad faith,  gross negligence or reckless disregard of its duties or obligations under this Agreement.
12.      Compensation.  As  compensation  for  services  set forth herein that are rendered by PFPC during the term
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         of this  Agreement,  the Fund will pay to PFPC a fee or fees as may be agreed  to in  writing  by the Fund and PFPC.
13.      Indemnification.  The Fund agrees to indemnify and hold harmless PFPC and its  affiliates  from all taxes,
         ---------------
         charges, expenses,  assessments,  claims and liabilities (including,  without limitation,  attorneys' fees and disbursements and liabilities  arising under the Securities Laws and any state and foreign  securities and blue sky laws) arising  directly or indirectly  from any action or omission to act which PFPC takes in connection  with the provision of services to the Fund.  Neither PFPC,  nor any of its  affiliates,  shall be  indemnified  against any liability (or any expenses  incident to such  liability)  caused by PFPC's or its  affiliates'  own willful  misfeasance,  bad faith,  gross  negligence  or reckless  disregard  in the performance of PFPC's activities under this Agreement.
14.      Responsibility of PFPC.
         ----------------------
         (a)      PFPC  shall be under no duty  hereunder  to take any  action  on  behalf  of the Fund  except  as specifically  set  forth  herein  or as may be  specifically  agreed to by PFPC and the Fund in a written  amendment  hereto.  PFPC  shall be  obligated  to  exercise  care and  diligence  in the performance  of its duties  hereunder  and to act in good faith in performing  services  provided for under  this  Agreement.  PFPC  shall be liable  only for any  damages  arising  out of PFPC's failure to perform  its duties  under this  Agreement  to the extent  such  damages  arise out of
                  PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.
         (b)      Notwithstanding  anything in this  Agreement  to the  contrary,  (i) PFPC shall not be liable for losses, delays,  failure,  errors,  interruption or loss of data occurring directly or indirectly by reason of circumstances  beyond its reasonable  control,  including without limitation acts of
                  God;  action or inaction of civil or military  authority;  public enemy;  war;  terrorism;  riot;
                  fire;  flood;  sabotage;  epidemics;  labor  disputes;  civil  commotion;  interruption,  loss or
                  malfunction   of   utilities,   transportation,    computer   or   communications   capabilities;
                  insurrection;  elements of nature; or  non-performance  by a third party; and (ii) PFPC shall not be under any duty or  obligation  to  inquire  into and shall not be liable for the  validity  or invalidity,  authority or lack  thereof,  or  truthfulness  or accuracy or lack  thereof,  of any instruction,  direction,  notice,  instrument or other information which PFPC reasonably believes to be genuine.
         (c)      Notwithstanding  anything in this  Agreement  (whether  contained  anywhere in Sections  15-17 or otherwise)  to the  contrary,  the Fund  hereby  acknowledges  and agrees  that (i) PFPC,  in the course of providing  tax-related  services or  calculating  and reporting  portfolio  performance hereunder,  may rely  upon  PFPC's  interpretation  of tax  positions  or its  interpretation  of
                  relevant   circumstances  (as  determined  by  PFPC)  in  providing  such  tax  services  and  in determining  methods of  calculating  portfolio  performance to be used, and that (ii) PFPC shall not be liable  for  losses or damages of any kind  associated  with such  reliance  except to the extent  such  loss  or  damage  is  substantially  due to  PFPC's  gross  negligence  or  willful misconduct.
         (d)      Notwithstanding  anything in this  Agreement to the contrary,  without  limiting  anything in the immediately  preceding  sentence,  Fund  hereby  acknowledges  and agrees  that PFPC shall not be liable  for any losses or damages of any kind  associated  with any tax  filings  with which PFPC has assisted in any way except to the extent such loss or damage is  substantially  due to PFPC's gross negligence or willful misconduct;  provided,  however, that PFPC shall not be found to have been grossly  negligent for losses or damages  associated with areas of  responsibility  that the judiciary,  regulators  (or other  governmental  officials) or members of the hedge fund industry determine  would  otherwise  apply to PFPC (or similar  service  providers) and which,  as of the date hereof,  have yet to be  identified  by such parties as areas for which PFPC (or any similar service provider) is (or would be) responsible.
          (e)     Notwithstanding  anything in this Agreement to the contrary,  (i) neither PFPC nor its affiliates shall be liable for any  consequential,  special or indirect  losses or  damages,  whether or not the  likelihood  of such  losses or damages was known by PFPC or its  affiliates  and (ii) PFPC's cumulative  liability  to the Fund for all  losses,  claims,  suits,  controversies,  breaches or damages for any cause  whatsoever  (including  but not limited to those arising out of or related to this  Agreement)  and  regardless  of the form of action or legal  theory shall not exceed the lesser of $100,000 or the fees  received by PFPC for services  provided  hereunder  during the 12 months immediately prior to the date of such loss or damage.
         (f)      No party may  assert a cause of  action  against  PFPC or any of its  affiliates  that  allegedly occurred  more than 12 months  immediately  prior to the filing of the suit (or,  if  applicable, commencement of arbitration proceedings) alleging such cause of action.
         (g)      Each  party  shall  have a duty to  mitigate  damages  for  which  the  other  party  may  become responsible.
15.      Description of Accounting Services on a Continuous Basis.
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         PFPC will perform the following accounting services if required with respect to the Fund and Members:
                  (i)      Journalize investment, capital and income and expense activities;

                  (ii)     Record investment  buy/sell trade tickets when received from the investment  adviser for the portfolio (the "Adviser");

(iii)    Maintain individual ledgers for investment securities;

(iv)     Maintain historical tax lots for each security;

(v)      Record and reconcile corporate action activity and all other capital changes;

(vi)     Reconcile  cash and  investment  balances with the Fund's  custodian(s)/prime  broker(s),  and provide the
                           Adviser with the beginning cash balance available for investment purposes;

(vii)    Calculate contractual expenses, including management fees and incentive allocations,  as applicable,  in accordance  with the Fund's Limited  Liability  Company
                           Agreement;

                  (viii)   Post to and  prepare  the  Statement  of Assets and  Liabilities  and the  Statement  of
                           Operations in U.S. dollar terms;

                  (ix)     Monitor  the  expense  accruals  and  notify  an  officer  of the  Fund of any  proposed adjustments;

                  (x)      Control all disbursements and authorize such disbursements upon Written Instructions;

                  (xi)     Calculate capital gains and losses;

                  (xii)    Determine net income;

                  (xiii)   Determine applicable foreign exchange gains and losses on payables and receivables;

(xiv)    Obtain security market quotes and currency  exchange rates from independent  pricing services  approved by the  Adviser,  or if such  quotes are  unavailable,  then  obtain  such  prices from the
                           Adviser,  and in either case  calculate  the market value of the Fund's  investments  in accordance  with  applicable  valuation  policies or guidelines  provided by the Fund to
                           PFPC and acceptable to PFPC;

(xv)     Transmit or mail a copy of the  portfolio  valuation  to the  Adviser as agreed upon  between the Fund and
                           PFPC;

(xvi)    Arrange for the  computation  of the net asset value in  accordance  with the  provisions  of the offering memorandum;

(xvii)   Prepare an annual and semi-annual financial statement, which will include the following items:

                                            Schedule of Investments
                                            Statement of Assets and Liabilities
                                            Statement of Operations
                                            Statement of Changes in Members' Capital;
                  (xviii)  Supply  various normal and customary  Fund  statistical  data as requested on an ongoing basis;

                  (xix)    Prepare for execution and file the Fund's Federal form 1065 and state tax returns;

                  (xx)     Prepare and coordinate printing of the Fund's annual and semi-annual reports;

                  (xxi)    Copy the Fund's investment adviser on routine correspondence sent to Members;

                  (xxii)   Perform such  additional  administrative  duties relating to the  administration  of the
                           Fund as may subsequently be agreed upon in writing between the Fund and PFPC;

                  (xxiii)  Maintain  the  register  of Members of the Fund and enter on such  register  all issues, transfers and repurchases of interests in the Fund;

                  (xxiv)   Arrange for the  calculation  of the issue and  repurchase  prices of  interests  in the
                           Fund in accordance with the Fund's Limited Liability Company Agreement;

                  (xxv)    Allocate income,  expenses,  gains and losses to Members' capital accounts in accordance with the Fund's Limited Liability Company Agreement;

                  (xxvi)   Calculate  the Incentive  Allocation,  if any, with respect to each Member in accordance with the  Fund's  Limited  Liability  Company  Agreement  and  reallocate  corresponding amounts from the applicable  Members' capital accounts to the Special Advisory  Member's capital account; and

                  (xxvii)   Prepare  and  mail  annually  to  Members  any  required  Form K-1 in  accordance  with applicable tax regulations.

16.      Duration and Termination.  This Agreement shall continue until terminated by the
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         Fund or by PFPC on sixty  (60)  days'  prior  written  notice  to the other  party.  In the event the Fund gives notice of  termination,  all expenses  associated  with  movement  (or  duplication)  of records and materials and conversion  thereof to a successor  service provider (or each successive  service  provider, if there are more than one), and all trailing expenses incurred by PFPC, will be borne by the Fund.
17.      Change of Control. Notwithstanding any other provision of this Agreement, in the event
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         of an agreement to enter into a transaction that would result in a Change of Control of the
         Fund's adviser or sponsor,  the Fund's  ability to terminate the Agreement  pursuant to Section 18 will be suspended from the time of such agreement until two years after the Change of Control.
18.      Notices.  All  notices  and other  communications,  including  Written  Instructions  but  excluding  Oral
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         Instructions,  shall be in writing or by confirming  telegram,  cable,  telex or facsimile sending device.
         If notice is sent by confirming  telegram,  cable,  telex or facsimile  sending device, it shall be deemed to have been given  immediately.  If notice is sent by  first-class  mail, it shall be deemed to have been given  seven days after it has been  mailed.  If notice is sent by  messenger,  it shall be deemed to have been  given on the day it is  delivered.  Notices  shall be  addressed  (a) if to  PFPC,  at 400  Bellevue
         Parkway,  Wilmington, DE 19809, attn: ___________,  facsimile:  __________________________;  (b) if to the
         Fund,  at the address of the Fund or (c) if to neither of the  foregoing,  at such other  address as shall have been  provided by like notice to the sender of any such  notice or other  communication  by the other party.
19.      Amendments.  This  Agreement,  or any term  thereof,  may be changed or waived only by written  amendment,
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         signed by the party against whom enforcement of such change or waiver is sought.
20.      Delegation; Assignment.  PFPC may assign its rights and delegate its duties hereunder
         ----------------------
         to any  majority-owned  direct or indirect  subsidiary  of PFPC or of The PNC  Financial  Services  Group,
         Inc., provided that PFPC gives the Fund 30 days prior written notice of such assignment or delegation.
21.      Counterparts.  This Agreement may be executed in two or more  counterparts,  each of which shall be deemed
         ------------
         an original, but all of which together shall constitute one and the same instrument.
22.      Further Actions.  Each party agrees to perform such further acts and execute such
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         further documents as are necessary to effectuate the purposes hereof.
23.      Miscellaneous.
         -------------
         (a)      Entire  Agreement.  This Agreement  embodies the entire agreement and  understanding  between the
                  -----------------
                  parties and supersedes all prior  agreements  and  understandings  relating to the subject matter hereof,  provided that the parties may embody in one or more separate  documents their agreement, if any, with respect to delegated duties.
         (b)      No Changes that Materially Affect Obligations.  Notwithstanding anything in this
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                  Agreement to the  contrary,  the Fund agrees not to make any  modifications  to its  registration
                  statement   or  adopt  any  policies   which  would  affect   materially   the   obligations   or
                  responsibilities  of PFPC hereunder  without the prior written  approval of PFPC,  which approval shall not be unreasonably withheld or delayed.
         (c)      Captions.  The captions in this  Agreement are included for  convenience of reference only and in
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                  no way define or delimit any of the provisions  hereof or otherwise affect their  construction or effect.
         (d)      Governing  Law.  This  Agreement  shall be deemed to be a contract  made in Delaware and governed
                  --------------
                  by Delaware law without regard to principles of conflict of law.
          (e)     Partial  Invalidity.  If any  provision  of this  Agreement  shall be held or made  invalid  by a
                  -------------------
                  court  decision,  statute,  rule or  otherwise,  the  remainder  of this  Agreement  shall not be affected thereby.
         (f)      Successors and Assigns.  This  Agreement  shall be binding upon and shall inure to the benefit of
                  ----------------------
                  the parties hereto and their respective successors and permitted assigns.
         (g)      No  Representations or Warranties.  Except as expressly  provided in this Agreement,  PFPC hereby
                  ---------------------------------
                  disclaims all representations and warranties,  express or implied,  made to the Fund or any other
                  person,   including,   without  limitation,   any  warranties  regarding  quality,   suitability,
                  merchantability,  fitness for a particular  purpose or otherwise  (irrespective  of any course of dealing,  custom  or usage of  trade),  of any  services  or any  goods  provided  incidental  to
                  services   provided   under  this   Agreement.   PFPC   disclaims   any   warranty  of  title  or
                  non-infringement except as otherwise set forth in this Agreement.
         (h)      Facsimile  Signatures.  The facsimile  signature of any party to this Agreement shall  constitute
                  ---------------------
                  the valid and binding execution hereof by such party.

         IN WITNESS  WHEREOF,  the parties  hereto have caused this Agreement to be executed as of the day and year first above written.
                                                              PFPC INC.

By:_________________________________
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Title:
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                                                              OPPENHEIMER TREMONT MARKET
                                                              NEUTRAL FUND, LLC

By:_________________________________
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Title:
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